UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Andersen Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-4630773
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Bush Street, Suite 1700, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-290415

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of Andersen Group Inc. (the “Registrant”) Class A common stock, par value $0.0001 per share (the “Class A common stock”), to be registered hereunder, reference is made to the information set forth under the heading “Description of capital stock” in the Registrant’s prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-290415) as originally filed with the Securities and Exchange Commission (the “Commission”) on September 19, 2025, under the Securities Act of 1933, as amended (the “Securities Act”), including exhibits and any subsequent amendments thereto (the “Registration Statement”), which information is hereby incorporated by reference. The description of the Class A common stock included in any form of prospectus that constitutes part of the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 12, 2025

ANDERSEN GROUP INC.

By:	/s/ Mark L. Vorsatz
Mark L. Vorsatz
Chairman and Chief Executive Officer
Principal Executive Officer